Exhibit 10.91

THIRD AMENDMENT OF LEASE

This Third Amendment of Lease is made as of this 16th day of October, 2006, by and between Beard Sawmill, LLC (hereinafter referred to as “Landlord”), and Health Net of the Northeast, Inc.

In consideration of the mutual benefits and obligations set forth herein, the parties hereby amend a certain lease between Landlord and Physicians Health Services of Connecticut, Inc. dated August 18, 2000, previously amended by a First Amendment of Lease dated December 23, 2002 and a Second Amendment of Lease dated June 14, 2004, all for the lease of space in Landlord’s building at 100 Beard Sawmill Road, Shelton, Connecticut (the August 18, 2000 lease as amended, hereinafter referred to collectively as the “Lease”), in the following manner:

A. Said First Amendment of Lease and Second Amendment of Lease are hereby canceled and restated, as amended by this Third Amendment of Lease, such that as of the Third Amendment of Lease, the Lease shall be read and interpreted by reference to only the August 18, 2000 lease and this Third Amendment of Lease.

B. As of the date of this Third Amendment of Lease, it is agreed by both parties hereto that Health Net of the Northeast, Inc. (“HNNE”), successor in interest to Physicians Health Services of Connecticut, Inc. has assumed all rights and obligations as tenant under the Lease pursuant to that certain Assignment and Assumption of Lease between Health Net of Connecticut, Inc., as Assignor, and HNNE, as Assignee, dated of substantially even date herewith. Hereinafter, HNNE shall be referred to as “Tenant”.

C. Paragraph 1.1 (c) of the Lease is deleted and is replaced with the following:

“1.1 (c) The Tenant’s Leased Premises Square Footage fluctuates over the Initial Term of the Lease, and the following square footages represent the Tenant’s Leased Premises Square Footage for the various periods during the Initial Term of the Lease:

[i] 104,233 square feet, for the period from the Initial Commencement Date until February 28, 2003;

[ii] From and after March 1, 2003, Tenant’s Leased Premises Square Footage shall be increased by 5,727 square feet, and the space designated as Space 2A on Exhibit A, Sheet 1 shall be added to Tenant’s Leased Premises Square Footage;

[iii] From and after June 28, 2004, Tenant’s Leased Premises Square Footage shall be increased by 5,288 square feet, and the space designated as Space 2B on Exhibit A, Sheet 1 shall be added to Tenant’s Leased Premises Square Footage;

[iv] From and after August 15, 2004, Tenant’s Leased Premises Square Footage shall be increased by 5,990 square feet, and the space designated as Space 2C on Exhibit A, Sheet 1 shall be added to Tenant’s Leased Premises Square Footage;

[v] From and after November 1, 2004, Tenant’s Leased Premises Square Footage shall be increased by 6,217 square feet, and the space designated as Space 2D on Exhibit A, Sheet 1 shall be added to Tenant’s Leased Premises Square Footage;

[vi] From and after the Space 1A Commencement Date, Tenant’s Leased Premises Square Footage shall be increased by 4,020 square feet, and the space designated as Space 1A on Exhibit A, Sheet 2 shall be added to Tenant’s Leased Premises Square Footage. The “Space 1A Commencement Date” is the date on which Landlord delivers possession of the Space 1A to Tenant, broom clean and free of any possessions of any other tenant; and

[vii] From and after the Space 1B Commencement Date, Tenant’s Leased Premises Square Footage shall be increased by 793 square feet, and the space designated as Space 1B on Exhibit A, Sheet 2 shall be added to Tenant’s Leased Premises Square Footage. The “Space 1B Commencement Date” is the date on which Landlord delivers possession of the Space 1B to Tenant, broom clean and free of any possessions of any other tenant.”

D. Paragraph 1.1 (d) of the Lease is deleted and is replaced with the following:

“1.1 (d) The “Initial Commencement Date” is September 1, 2001”

E. Paragraph 1.1 (e) of the Lease is deleted and is replaced with the following:

“1.1 (e) The “Initial Term” is from September 1, 2001 until the end of the day on August 31, 2016.”

F. Paragraph 1.1 (g) of the Lease is deleted and is replaced with the following:

“1.1 (g) The “Base Rent” for the Initial Term is $14.00 per square feet of Tenant’s Leased Premises Square Footage (as described in paragraph 1.1 (c)) per annum, payable in equal monthly installments, in advance, on the first of each month.”

G. Paragraph 1.1 (i) of the Lease is deleted and is replaced with the following:

“1.1 (i) The “Notice Address” for Landlord and Tenant are:

Landlord:

Beard Sawmill, LLC

% R. D. Scinto, Inc.

One Corporate Drive, Suite 100

P. O. Box 880

Shelton, CT 06484

Tenant:

Health Net of the Northeast, Inc.

One Far Mill Crossing

P.O. Box 904

Shelton, CT 06484

Attn: Chief Financial Officer

Health Net, Inc.

P.O. Box 2470

Rancho Cordova, CA 95741 2470

Attn: Director of Real Estate”

H. Paragraph 2.17 of the Lease is deleted and replaced with the following:

“2.17 “Tenant’s Percentage” means the percentage equivalent to the ratio of the Leased Premises Square Footage divided by the Total Building Square Footage which as of the Initial Commencement Date is 70.11%. Tenant’s Percentage shall be proportionately adjusted upon any change in Tenant’s Leased Premises Square Footage or Total Building Square Footage, but will not be adjusted based upon the degree of occupancy of the Project.”

I. The following paragraphs, Paragraph 3.07, Paragraph 3.08, and Paragraph 3.09 are hereby added to the Lease:

“3.07 Paragraph 3.04 of the Lease outlines the Landlord’s Initial Fit-Out Work required to be completed by the Landlord under the terms of the Lease. Landlord has completed all work required under the terms of the Lease and the Leased Premises has been accepted by Tenant.

3.08 Landlord has completed all work required to the Second Floor Space A and the Second Floor Space A has been accepted by Tenant.

3.09 Tenant shall accept possession of Space 2B, Space 2C, Space 2D, Space 1A and Space 1B on an as is basis.”

References to Exhibit A means the Exhibit A attached to the August 18, 2000 lease. “Exhibit A, Sheet 1” and “Exhibit A, Sheet 2” are separate exhibits from Exhibit A, and are added to the Lease and incorporated into it as new exhibits, and are attached hereto.

In the event of any conflict between this Third Amendment of Lease and the August 18, 2000 lease, this Third Amendment of Lease shall control, the Lease being hereby ratified and to remain in full force and effect in all other respects.

IN WITNESS WHEREOF, the parties have hereunto set their hands and seals as of the day and year first above written.

BEARD SAWMILL, LLC	HEALTH NET OF THE NORTHEAST, INC.

/s/ Robert D. Scinto	By:	/s/ Dennis Bell
By: Robert D. Scinto, a member	Its:	Vice President Real Estate Management

AFFIRMATION OF GUARANTY LEASE BY HEALTH NET, INC.

In consideration of Beard Sawmill, LLC, as Landlord, entering into an amendment to the lease dated the 18th day of August, 2000 between Landlord and Physicians Health Services, Inc. and which amendment, the Third Amendment of Lease dated the              day of                     , 2006 , recognizes Health Net of the Northeast, Inc., successor in interest to Physicians Health Services of Connecticut, Inc. as “Tenant” and increases the size of Tenant’s leased premises, the undersigned Guarantor does hereby covenant and agree, to and with the Landlord, and the Landlord’s heirs, assigns and personal representatives, that if a default shall at any time be made by the Tenant of the terms of the Lease as amended by the Third Amendment of Lease, including without limitation, the Base Rent, the Additional Rent and any damages as a result of breach, then the undersigned Guarantor will well and truly pay said sums that may remain due unto the Landlord.

IN WITNESS WHEREOF, the Guarantor has executed this affirmation of guaranty on the 5th day of October, 2006.

Health Net, Inc.

By:	/s/ Dennis Bell

State of California

As City/Town of Woodland Hills

County of Los Angeles

Personally appeared Dennis Bell, signer and sealer of the foregoing instrument and duly authorized Vice President of Health Net, Inc., who acknowledged the same to be his/her free act and deed and the duly authorized free act and deed of Health Net, Inc., before me, this 5th day of October, 2006.

/s/ Lisa Vizconde
Notary